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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)    August 31, 1999
                                                      --------------------------


                           TransTechnology Corporation
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                   1-7872                   95-4062211
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   (State or Other Jurisdiction      (Commission               (IRS Employer
        Of Incorporation)            File Number)            Identification No.)


      150 Allen Road, Liberty Corner, New Jersey                 07938
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      (Address of Principal Executive Offices)                 (Zip Code)


         Registrant's telephone number, including area code    (908) 903-1600
                                                            --------------------

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          (Former Name or Former Address, if Changed Since Last Report)



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                           TRANSTECHNOLOGY CORPORATION

                                    FORM 8-K

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On August 31, 1999, the Registrant concluded its previously announced purchase of substantially all of the assets of the Engineered Fasteners Division ("EFD") of Eaton Corporation for a negotiated price of $173 million in cash.

         The Registrant will combine its Palnut(TM) fastener operation in Mountainside, New Jersey with the EFD units in Brunswick and Massillon, Ohio and Hamilton, Ontario to form the Engineered Components Group, which is included in the Specialty Fastener Products segment. The Engineered Components Group will be headquartered in Brunswick, Ohio.

         In connection with the completion of the transaction, the Registrant re-financed and expanded its existing lines of credit with a group of lenders led by BankBoston, N.A. from $145 million to $325 million. The facility is structured as a secured $250 million revolver/term loan (the "Senior Loan") and an unsecured bridge loan in the amount of $75 million (the "Bridge Loan"). The weighted average interest rate on the new facility, of which approximately $292 million was outstanding following the EFD acquisition, is approximately 9.65%. The Senior Loan is secured by substantially all the Registrant's assets.

         The Bridge Loan requires that the Registrant prepare a Rule 144A prospectus relative to a public issue of subordinated debt within 60 calendar days after the closing for the purpose of facilitating the repayment of the Bridge Loan. In the event that any principal balances on notes issued pursuant to the Bridge Loan (the "Bridge Notes") are outstanding after August 31, 2000, the following consequences will occur: (i) the Bridge Notes may, at the option of the Holders, be exchanged for a class of debt securities which the Registrant would be required to register for public distribution and (ii) warrants to purchase 731,197 shares of the Registrant's common stock at a nominal exercise price will be issued to the holders of the Bridge Notes. The warrants will entitle the holder thereof to acquire ten percent of the common equity of the Company on a fully diluted basis after giving effect to the warrants. Documentation with respect to the notes available upon exchange of the Bridge Notes and the issuance of the warrants, including a certificate representing the warrants, has been executed by the Registrant and placed into escrow. The Registrant may avoid these consequences by completely repaying the Bridge Loan within one year of August 31, 1999.

         The Registrant has announced that it intends to enter the high yield subordinated debt markets with a $150 million issue in the fourth calendar quarter of 1999 in order to retire the Bridge Loan and a portion of the Senior Loan.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The Registrant intends to file the financial statements required by this item not later than sixty days after the date this report on Form 8-K is required to be filed.


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         (b)      PRO FORMA. The Registrant intends to file the pro forma
                  information required by this item within sixty days after the date this report on Form 8-K is required to be filed.

         (c)      EXHIBITS.

         Exhibit                    Description
         -------                    -----------

         10.26 Asset Purchase Agreement dated as of July 9, 1999 as amended by Amendment No. 1 as of August 31, 1999 and further amended by Amendment No. 2 as of August 31, 1999 between Eaton Corporation and TransTechnology Corporation.

         10.27 Second Amended and Restated Credit Agreement dated as of June 30, 1995, amended and restated as of July 24, 1998 and further amended and restated as of August 31, 1999 among TransTechnology Corporation,
                                    TransTechnology Seeger-Orbis GmbH,
                                    TransTechnology (GB) Limited, The Lenders referred to therein, BankBoston, N.A., acting through its London Branch, as Sterling Fronting Bank, BHF-Bank Aktiengesellschaft, as DM Fronting Bank, ABN AMRO Bank, N.V., as Syndication Agent, The First National Bank of Chicago, as Documentation Agent and BankBoston, N.A. as Administrative Agent and Issuing Bank.

         10.28 Senior Subordinated Note Purchase Agreement dated as of August 31, 1999 among TransTechnology Corporation, the Lenders and Holders referred to therein and BankBoston, N.A. as Administrative Agent.

         10.29 Warrant Agreement as of August 31, 1999 by and between TransTechnology Corporation and State Street Bank and Trust
                                    Company as Warrant Agent.

         10.30 Warrant Holders' Agreement by and among TransTechnology Corporation, the Purchasers named therein and BankBoston, N.A., as Administrative Agent.

         10.31 Registration Rights Agreement dated as of August 31, 1999 by and among TransTechnology Corporation, the Guarantors named therein and BankBoston, N.A., as Administrative Agent.

         10.32 Warrant Escrow Agreement dated as of August 31, 1999 among TransTechnology Corporation, State Street Bank and Trust Company as Warrant Agent and as Escrow Agent, and BankBoston, N.A. as Administrative Agent.



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         10.33                      Exchange Escrow Agreement dated as of August
                                    31, 1999 among TransTechnology Corporation,
                                    State Street Bank and Trust Company as
                                    Trustee and as Escrow Agent, and BankBoston,
                                    N.A. as Administrative Agent.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TRANSTECHNOLOGY CORPORATION


                                    By: /s/ Joseph F. Spanier
                                        ---------------------------------------
                                           Joseph F. Spanier, Vice President and
                                           Chief  Financial Officer

                                    Date:      September 14, 1999
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